UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported): December 1, 2011

EPOCH HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9728	20-1938886
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

640 Fifth Avenue, New York, NY	10019
Address of principal executive offices	Zip Code

Registrant's telephone number, including area code: (212) 303-7200

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

Epoch Holding Corporation ("Epoch" or the "Company") held its Annual Meeting of Stockholders (the “Meeting”) on December 1, 2011.  There were 23,272,900 shares of common stock entitled to be voted and 21,720,025 shares were represented either in person or by proxy, constituting a quorum.

At the Meeting, the Company’s stockholders considered and acted upon the following proposals:

Proposal No. 1:  Election of Directors.  By the votes reflected below, the Company’s stockholders elected the following seven nominees to serve for a one-year term and until a successor has been elected and qualified or until the director’s resignation or removal:

Director Nominee	For	Withheld	Broker Non-Votes
Allan R. Tessler	13,070,931	4,677,708	3,971,386
William W. Priest	17,712,500	36,139	3,971,386
Enrique R. Arzac	15,954,160	1,794,479	3,971,386
Jeffrey L. Berenson	17,698,183	50,456	3,971,386
John L. Cecil	17,728,554	20,085	3,971,386
Peter A. Flaherty	17,695,152	53,487	3,971,386
Timothy T. Taussig	17,642,365	106,274	3,971,386

Proposal No. 2:  Advisory Vote on Executive Compensation.  By the vote reflected below, the Company’s stockholders approved, on a nonbinding advisory basis, the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
16,127,718	158,181	1,462,740	3,971,386

Proposal No. 3:  Advisory Vote on the Frequency of Shareholder Advisory Votes on Executive Compensation.  By the vote reflected below, the Company’s stockholders recommended, on a nonbinding advisory basis, that the Company conduct future shareholder advisory votes every one year on the compensation of the Company’s named executive officers:

1 Year	2 Years	3 Years	Abstain
15,720,812	13,501	449,266	1,565,060

On December 1, 2011, in consideration of the results of the shareholder advisory vote, the Board of Directors of the Company determined to include a nonbinding advisory vote on executive compensation every one year until the next required advisory vote on the frequency of future advisory votes on executive compensation.

Proposal No. 4:  Ratification of Appointment of Independent Registered Public Accounting Firm.  By the vote reflected below, the Company’s stockholders ratified the appointment of CF & Co. L.L.P. as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012:

For	Against	Abstain
21,608,070	39,320	72,635

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
EPOCH HOLDING CORPORATION

By:	/s/ Adam Borak
Name: Adam Borak Title: Chief Financial Officer

Date: December 1, 2011